AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

GMO TRUST

      THIS AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
made at Boston, Massachusetts this 9th day of March, 2016 hereby amends and restates in its entirety the Amended and Restated Agreement and Declaration of Trust of GMO Trust dated
September 10, 2009, as heretofore amended from time to time. This Amended and Restated
Agreement and Declaration of Trust shall be effective upon filing with the Secretary of The
Commonwealth of Massachusetts:

WITNESSETH that

      WHEREAS the Trustees have agreed to
manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

      NOW, THEREFORE, the Trustees hereby
direct that this Amended and Restated Agreement and Declaration of Trust be filed with the Secretary of The Commonwealth of Massachusetts and with the City Clerk of the City of Boston and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN
TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I.

Name and Definitions

Section 1.	This Trust shall be known as GMO
Trust with its principal place of business at 40
Rowes Wharf, Boston, Massachusetts 02110, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The address of each Trustee is c/o GMO Trust, 40 Rowes Wharf,
Boston, Massachusetts 02110.

Section 2.	Definitions.  Whenever used herein,
unless otherwise required by the context or specifically provided:

(a)	"Trust" refers to the Massachusetts business
trust established by this Amended and Restated
Agreement and Declaration of Trust, as amended from time to time;

(b)	"Trustees" refers to the Trustees of the Trust
named in Article IV hereof or elected in accordance with such Article;

(c)	"Shares" means the equal proportionate
units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust (or in the property belonging to any Series allocable to any Class of that Series) (as the context may require) shall be divided from time to time;

(d)	"Shareholder" means a record owner of
Shares;

(e)	"1940 Act" refers to the Investment
Company Act of 1940 and the Rules and
Regulations thereunder, all as amended from time to time;

(f)	The terms "Commission" and "principal
underwriter" shall have the meanings given to them in the 1940 Act;

(g)	"Declaration of Trust" shall mean this
Agreement and Declaration of Trust, as amended or restated from time to time;

(h)	"By-Laws" shall mean the By-Laws of the
Trust as amended from time to time;

(i)	"Series Company" refers to the form of
registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

(j)	"Series" refers to Series of Shares
established and designated under or in accordance with the provisions of Article III; and

(k)	"Class" refers to any Class of Shares
established and designated under or in accordance with the provisions of Article III. The Shares of any Class shall represent a subset of Shares of a Series, and together with all other Classes of the same Series, shall constitute all Shares of that Series.



ARTICLE II.

Purpose of Trust

      The purpose of the Trust is to provide
investors a managed investment primarily in securities (including options), debt instruments, commodities, commodity contracts and options thereon.

ARTICLE III.

Shares

Section 1.	Division of Beneficial Interest.  The
beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable
Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series or Class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other
Share of the same Series and Class with respect to dividends or distributions upon termination of the Trust or of such Series or Class made pursuant to
Article VIII, Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series or Class from the assets belonging to such Series (or, in the case of a Class, allocable to such Class) according to the number of Shares of such Series or Class held of record by such Shareholders on the record date for any dividend or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trust may from time to time divide or combine the Shares of any particular Series or Class into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest of the Shares of that Series or Class in the assets belonging to that Series (or, in the case of a Class, allocable to such Class) in any way affecting the rights of Shares of any other Series or Class.

Section 2.	Ownership of Shares.  The
ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.

Section 3.	Investments in the Trust.  The
Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

Section 4.	Status of Shares and Limitation of
Personal Liability.  Shares shall be deemed to be
personal property giving Shareholders only the
rights provided in this Declaration of Trust.  Among
the rights Shareholders shall not have unless
expressly provided by the By-Laws or expressly
provided by law and not permitted to be waived are
rights to:  (i) enforce contractual claims of the Trust
or any Series, (ii) assert claims against the Trust or
any Series or its Trustees, Officers or service
providers, (iii) assert derivative claims on behalf of
the Trust or any Series or involving any alleged
harm to the Trust or any Series, or (iv) bring a claim
on behalf of any other shareholder.  Every
Shareholder by virtue of having become a
Shareholder shall be held to have expressly assented
and agreed to the terms hereof and to have become
a party hereto.
The death of a Shareholder during the continuance
of the Trust shall not operate to terminate the same
nor entitle the representative of any deceased
Shareholder to an accounting or to take any action
in court or elsewhere against the Trust or the
Trustees, but entitles such representative only to the
rights of said deceased Shareholder under this Trust.
Ownership of Shares shall not entitle the
Shareholder to any title in or to the whole or any
part of the Trust property or right to call for a
partition or division of the same or for an
accounting, nor shall the ownership of Shares
constitute the Shareholders partners.
Neither the Trust nor the Trustees, nor any officer,
employee or agent of the Trust shall have any
power to bind personally any Shareholders, nor
except as specifically provided herein to call upon
any Shareholder for the payment of any sum of
money or assessment whatsoever other than such as
the Shareholder may at any time personally agree to
pay.
Section 5.	Power of Trustees to Change
Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing Series and Classes in addition to the Series and Classes established in
Section 6 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series or Class of Shares in addition to the Series and Classes established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series or Class, as the case may be, or as otherwise provided in such instrument.

      Without limiting the generality of the
foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

(a)	create one or more Series or Classes of
Shares (in addition to any Series or Classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or Classes in accordance with such eligibility requirements;

(b)	amend any of the provisions set forth in
paragraphs (a) through (j) of Section 6 of this
Article III;

(c)	combine one or more Series or Classes of
Shares into a single Series or Class on such terms and conditions as the Trustees shall determine;

(d)	change or eliminate any eligibility
requirements for investment in Shares of any Series or Class, including without limitation the power to provide for the issue of Shares of any Series or Class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(e)	change the designation of any Series or
Class of Shares;

(f)	change the method of allocating dividends
among the various Series and Classes of Shares;

(g)	allocate any specific assets or liabilities of
the Trust or any specific items of income or expense of the Trust to one or more Series or Classes of Shares; and

(h)	specifically allocate assets to any or all
Series or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes.

Section 6.	Establishment and Designation of
Series. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series, each Series set forth on Schedule 3.6 hereto
(as may be amended from time to time by the Trustees) shall be, and are hereby, established and designated. In addition, with respect to each such Series, the Class I Shares, Class II Shares, Class III
Shares, Class IV Shares, Class V Shares, Class VI
Shares, Class VII Shares, Class VIII Shares and
Class M Shares which each such Series may issue from time to time, shall be, and are hereby, established and designated, which Classes shall have the respective rights and preferences as are set forth in Exhibit 3.6 attached hereto as it may be amended from time to time by the Board of Trustees.
Shares of each Series (or Class, as the case may be) established in this Section 6 shall have the following relative rights and preferences:

(a)	Assets belonging to Series.  All
consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. The right to bring, permit or maintain any action, proceeding or claim on behalf of the Trust or any Series is not an "asset belonging to" any Series, and the exclusive power to exercise this right is vested in the Trustees; provided, however, that nothing in this sentence shall restrict the treatment of the proceeds of an action, proceeding or claim on behalf of a Series as an "asset belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series
(collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)	Liabilities Belonging to Series.  The assets
belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

(c)	Dividends, Distributions, Redemptions, and
Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation,
Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor shall any Shareholder of any particular
Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other
Series.

(d)	Voting.  Notwithstanding any of the other
provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected except as otherwise required by the 1940 Act or other applicable law. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Series, unless otherwise required by the 1940 Act or other applicable law.

(e)	Equality.  All the Shares of each particular
Class of a Series shall represent an equal proportionate interest in the assets allocable to that Class, and each Share of any particular Series shall be equal to each other Share of that Series (subject to the liabilities allocated to each Class of that Series).

(f)	Fractions.  Any fractional Share of a Series
or Class shall carry proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)	Exchange Privilege.  The Trustees shall
have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(h)	Combination of Series or Classes.  The
Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series (or the assets allocable to any two or more Classes) into assets and liabilities belonging (or allocable) to a single Series (or
Class).

(i)	Elimination of Series or Classes.  At any
time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series or Class and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III.

(j)	Assets and Liabilities Allocable to a Class.
The assets and liabilities belonging to a Series shall be proportionately allocated among all the Classes of that Series according to the percentage of net assets allocated to each particular Class. For purposes of determining the assets and liabilities belonging to a Series that are allocable to a Class of that Series, subject to the provisions of paragraph
(g) of Section 5 of this Article III, expenses shall be accrued as set forth in Exhibit 3.6 attached hereto.

Section 7.	Indemnification of Shareholders.  In
case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he is a Shareholder or former
Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 8.	No Preemptive Rights.  Shareholders
shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

ARTICLE IV.

The Trustees

Section 1.	Election and Tenure.  The Trustees
may fix the number of vacancies arising from an increase in the number of Trustees, or remove
Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The
Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

Section 2.	Effect of Death, Resignation, etc. of
a Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3.	Powers.  Subject to the provisions of
this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust and the exclusive power to bring, permit or maintain any action, proceeding or claim on behalf of the Trust or a Series. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees);
they may remove from their number with or without cause; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve
Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the
Trustees shall have power and
authority:

(a)	To invest and reinvest cash, and to hold cash
uninvested;

(b)	To sell, exchange, lend, pledge, mortgage,
hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c)	To vote or give assent, or exercise any rights
of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)	To exercise power and rights of subscription
or otherwise which in any manner arise out of ownership of securities;

(e)	To hold any security or property in a form
not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(f)	To consent to or participate in any plan for
the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)	To join with other security holders in acting
through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)	To compromise, arbitrate or otherwise adjust
claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i)	To enter into joint ventures, general or
limited partnerships and any other combinations or associations;

(j)	To borrow funds or other property;

(k)	To endorse or guarantee the payment of any
notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)	To purchase and pay for entirely out of Trust
property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability;
and

(m)	To pay pensions as deemed appropriate by
the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

      The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.	Payment of Expenses by the Trust.
The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.	Payment of Expenses by
Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular
Series or Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6.	Ownership of Assets of the Trust.
Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 7.	Advisory, Management and
Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with Grantham, Mayo, Van Otterloo & Co. LLC (including any limited liability company, provided that a majority of the beneficial owners of Grantham, Mayo, Van
Otterloo & Co. LLC hold a majority of the equity interest in such entity and substantially all business of Grantham, Mayo, Van Otterloo & Co. LLC is assigned thereto) or any other partnership, corporation, trust, association or other organization
(the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine. The Trustees may clarify or interpret on behalf of the Trust provisions of the contracts that it enters into pursuant to this
Article IV, Section 7 that are ambiguous, implicit or missing.
The fact that:

      (i)	any of the Shareholders, Trustees or
officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

      (ii)	any corporation, trust, association or
other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V.

Shareholders' Voting Powers and Meetings

Section 1.	Voting Powers.  The Shareholders
shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1,
(ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Article VIII, Section 8, (iii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series or Class to the extent and as provided in Article
VIII, Section 4, and (v) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees.
Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or Class are outstanding the Trustees may exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and may with respect to that Series or Class take any action required by law, this Declaration of Trust or the By-
Laws to be taken by the Shareholders.

Section 2.	Voting Power and Meetings.
Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3.	Quorum and Required Vote.  Except
when a larger quorum is required by law, by the By-
Laws or by this Declaration of Trust, 40% of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one Series or Class is to vote separately from any other Shares which are to vote on the same matters as a separate
Series or Class, 40% of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholder's meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes property cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-
Laws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or Class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or Class which are entitled to vote, voting separately, shall also be required to decide such question.

Section 4.	Action by Written Consent.  Any
action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.	Record Dates.  For the purpose of
determining the Shareholders of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only
Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or Class for all or any part of the period between a record date and a meeting of shareholders or the payment of a distribution.
Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 6.	Additional Provisions.  The By-Laws
may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VI.

Net Income, Distributions, Allocations, and
Redemptions and Repurchases

Section 1.	Distributions of Net Income.  The
Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series (or the assets allocable to such Class) and may from time to time distribute to the Shareholders of each Series or Class, in shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series (or allocable to that Class), as they may authorize; provided, however, that with respect to GMO World Opportunity Overlay Fund and any other Series for which it is determined, prior to the time that any Shares of such Series are outstanding, that the Series will elect to be treated as a partnership for tax purposes, the Trustees shall determine in their sole discretion the timing and amount of any distributions to Shareholders of such Series. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders and recorded on the books of the Trust at the date and time of record established for that payment or such dividend or distributions.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or Class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws. Determinations of net income of any Series or Class and determination of income, asset value, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

If, for any reason, the net income of any Series or Class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or Class shall constitute a liability of such Shareholder to that Series or Class which shall be paid out of such Shareholder's account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or Class in the account of such Shareholder, or (z) otherwise.

Section 2. Allocations. In respect of any Series that is treated as a partnership for federal income tax purposes, the Trustees (or such other person designated by the Trustees as having responsibility for making tax determinations on behalf of the Series) shall have authority to make special allocations of income, gain, loss or deduction among Shareholders upon withdrawals or transfers of shares as necessary to avoid mandatory basis adjustments in the assets of the Series as required by Internal Revenue Code of 1986, as amended (the
"Code"), section 743 or 734 that would otherwise apply as a result of amendments to such Code sections under The American Jobs Creation Act of
2004, enacted on October 22, 2004.

Section 3.  Redemptions and Repurchases.  The
Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws, next determined. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New
York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series (or net assets allocable to such Class) or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

      The redemption price may in any case or
cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class the Shares of which are being redeemed.
In making any such payment wholly or partly in kind, the Trust shall, so far as may be practicable, deliver assets which approximate the diversification of all of the assets belonging at the time to the Series (or allocable to the Class) the Shares of which are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

      For avoidance of doubt, nothing in this
Section 3 shall preclude the Trust from purchasing
Shares of any Series or Class offered for redemption at net asset value less any applicable redemption fee as the Board may approve from time to time.


Section 4.  Redemptions at the Option of the Trust.
The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding
Shares of the Trust or of any Series or Class.
ARTICLE VII.

	Compensation and Limitation of Liability of Trustees

Section 1.	Compensation.  The Trustees as such
shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.	Limitation of Liability.  The Trustees
shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII.

Miscellaneous

Section 1.	Trustees, Shareholders, etc. Not
Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or Class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular
Series (or the assets allocable to a particular Class), only to the assets belonging to the relevant Series
(or allocable to the relevant Class), for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.
Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

      Every note, bond, contract, instrument,
certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series (or allocable to the Class) for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made, or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officers or officer or Shareholders or any other person individually.

Section 2.	Trustee's Good Faith Action, Expert
Advice, No Bond or Surety.  The exercise by the
Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A
Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.	Liability of Third Persons Dealing
with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4.	Termination of Trust or Series or
Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The
Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the Shareholders. Any
Series may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series. Any Class may be separately terminated at any time by vote of at least a majority of the Shares of that Class present and voting on the question (a quorum being present) or by the Trustees by written notice to the Shareholders of that Class.

      Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

Section 5.	Merger and Consolidation.  The
Trustees may cause the Trust to be merged into or consolidated with another trust or company or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of a majority of the outstanding Shares; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

Section 6.	Filing of Copies, References,
Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.
This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.	Applicable Law.  This Declaration of
Trust is made in The Commonwealth of
Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The
Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8.	Amendments.  This Declaration of
Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote, except that amendments described in Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.



IN WITNESS WHEREOF, the Trustees as
aforesaid do hereto set their hands this 9th day of March 2016.



                                    /s/
Donald W. Glazer______________
						Donald
W. Glazer
						Trustee


                                    /s/ Paul
Braverman________________
                                    Paul
Braverman
                                    Trustee


                                    /s/
Peter Tufano__________________
                                    Peter
Tufano
						Trustee


                                    /s/
Joseph B. Kittredge, Jr. _________
      Joseph
B. Kittredge,
Jr.
      Trustee


	Exhibit
3.6 to
Declaration of
Trust



GMO TRUST

Plan pursuant to Rule 18f-3 under the
Investment Company Act of 1940

Effective June 1, 1996
As Amended and Restated June 20, 2014

      This Plan (the "Plan") is adopted by GMO
Trust (the "Trust") pursuant to Rule 18f-3 under the
Investment Company Act of 1940 (the "Act") and sets forth the general characteristics of, and the general conditions under which the Trust may offer, multiple classes of shares of its now existing and hereafter created portfolios ("Funds"). This Plan may be revised or amended from time to time as provided below.
Class Designations
      Each Fund of the Trust may from time to
time issue one or more of the following classes of shares: Class I Shares, Class II Shares, Class III
Shares, Class IV Shares, Class V Shares, Class VI
Shares, Class VII Shares, Class VIII Shares, and
Class MF Shares. Each of the classes of shares of any Fund will represent interests in the same portfolio of investments and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to such investment minimums and other conditions of eligibility as are set forth in the Trust's prospectus or statement of additional information as from time to time in effect (the "Prospectus"). The Trust may determine to modify such investment minimums from time to time as set forth in the Prospectus from time to time.
Class Eligibility
Eligibility Information for Class I, Class II, Class
III, Class IV, Class V, Class VI, Class VII and Class
VIII Shares:

      With certain exceptions described below, eligibility for Class I, Class II, Class III, Class IV,
Class V, Class VI, Class VII and Class VIII Shares is dependent upon the client meeting either (i) a minimum "Total Fund Investment" requirement, which includes only a client's total investment in a particular Fund, or (ii) a minimum "Total GMO
Investment" requirement, which includes the client's total investment with Grantham, Mayo, Van
Otterloo & Co. LLC ("GMO" or the "Manager"), provided that clients who qualify for investment in Class IV, Class V, Class VI, Class VII or Class VIII shares of a particular Fund as a result of satisfying the minimum Total GMO Investment requirement may also be required to make a minimum investment in such Fund, in such amount as is set forth in the Prospectus from time to time.
      Determination of Total GMO Investments:
A client's Total GMO Investment will be
determined by GMO (i) at the time of the client's initial investment, (ii) at the close of business on the last business day of each calendar quarter, or (iii) on such other dates as may be determined by GMO
(each a "Determination Date").
      A client's Total GMO Investment as of any Determination Date will be determined as of such Determination Date by reference to the criteria set forth in the Prospectus (as amended from time to time) and this Plan, provided that any changes to the definition of Total GMO Investment must be approved by the Trust's Board of Trustees and provided further that, in the event that the terms of this Plan and the Prospectus conflict, the provisions of this Plan shall apply. For the avoidance of doubt, a determination as to aggregation of client accounts does not constitute a change in the definition of Total GMO Investment.
	Aggregation of Accounts.  GMO will make
all determinations as to aggregation of client accounts for purposes of determining eligibility.
GMO may, in its sole discretion, determine that an account is part of a larger client relationship with GMO that includes other accounts managed by GMO and its affiliates (including accounts managed for affiliates of the client) and, accordingly, that the account should be aggregated with those other accounts for purposes of determining its eligibility for a particular class of shares of a Fund. When making decisions regarding whether an account should be aggregated with other accounts because they are part of a larger client relationship, GMO considers several factors, including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

      Commitments to Invest.  For purposes of
calculating a client's Total Fund Investment or Total GMO Investment on a Determination Date,
GMO may determine to include assets which the client has committed to deliver to GMO or its affiliates for management over an agreed upon period of time, but which have not been delivered as of the Determination Date.
      Waiver of Eligibility Requirements.  The
Trust may waive eligibility requirements for certain persons, accounts, or special situations (e.g., GMO employees and their family members, the Trustees of the Trust, and other Funds of the Trust and other accounts over which GMO has investment discretion that invest in the Funds).
Eligibility Information for Class MF Shares:
	Investors that are retail mutual funds seeking supplemental support services will be eligible to purchase Class MF Shares.
Class Characteristics
Class I, Class II, Class III, Class IV, Class V, Class
VI, Class VII and Class VIII Shares:

      Shareholder Service Fees.  The sole
economic difference among the Class I, Class II,
Class III, Class IV, Class V, Class VI, Class VII and
Class VIII Shares is the level of shareholder service
fee ("Shareholder Service Fee") borne by the class
for client and shareholder service, reporting, and
other support provided to such class by GMO.  The
multiple class structure reflects the fact that, as the
size of the client relationship increases, the cost to
service that client decreases as a percentage of the
client's assets.  Thus, the Shareholder Service Fee
generally is lower for classes requiring greater
minimum investments.
	Conversion Features.  For Class I, Class
II, Class III, Class IV, Class V, Class VI, Class
VII and Class VIII Shares, GMO considers the
value of each client's Total Fund Investment and
Total GMO Investment on each Determination
Date.  Based on that determination, and subject
to the following, each client's shares of a Fund
eligible for conversion will be converted to the
class of shares of that Fund with the lowest
Shareholder Service Fee for which the client
satisfies all minimum investment requirements
(or, to the extent the client already holds shares
of that class, the client will remain in that class).
With respect to any Fund:
(i)	To the extent a client satisfies
all minimum investment
requirements for a class of
shares then being offered that
bears a lower Shareholder
Service Fee than the class
held by the client on the
Determination Date
(generally at the close of
business on the last business
day of each calendar quarter),
the client's shares eligible for
conversion will be
automatically converted to
that class within the period of
time following the
Determination Date specified
in the Prospectus in effect
from time to time.
(ii)	If a client no longer satisfies
all minimum investment
requirements for the class of
shares of a Fund held by the
client on the last
Determination Date of a
calendar year (generally at
the close of business on the
last business day of the
calendar year), except as
noted below, the Fund will
convert the client's shares to
the class it is then offering
bearing the lowest
Shareholder Service Fee for
which the client satisfies all
minimum investment
requirements (and which
class will typically bear a
higher Shareholder Service
Fee than the class then held
by the client).  If a client no
longer satisfies all minimum
investment requirements for
any class of shares of a Fund
as of the last Determination
Date of a calendar year, the
Fund will convert the client's
shares to the class of that
Fund then being offered
bearing the highest
Shareholder Service Fee.
Notwithstanding the
foregoing, a client's shares
will not be converted to a
class of shares bearing a
higher Shareholder Service
Fee without prior notification
by the Fund.  In addition, as
described in the Prospectus in
effect from time to time, if
the client makes an additional
investment and/or the value
of the client's shares
otherwise increases prior to
the end of the notice period
so as to satisfy all minimum
investment requirements for
the client's current class of
shares, the client will remain
in the class of shares then
held by the client.  Solely for
the purpose of determining
whether a client has satisfied
the minimum investment
requirements for a client's
current class of shares, the
value of the client's shares is
considered to be the greater
of (A) the value of the
client's shares on the relevant
Determination Date or (B)
the value of the client's
shares on the date that GMO
reassesses the value of the
client's account for the
purpose of sending notice of
a proposed conversion.  In
addition, if the client is not
able to make an additional
investment in a Fund solely
because the Fund is closed to
new investment or is capacity
constrained, the class of
shares then held by the client
will not be converted unless
the Manager approves
reopening the Fund to permit
the client to make an
additional investment.  Any
conversion of a client's
shares to a class of shares
bearing a higher Shareholder
Service Fee generally will
occur within the period of
time following the last
Determination Date of a
calendar year specified in the
Prospectus in effect from
time to time.
      Notwithstanding anything to the contrary in
clause (ii) above, if a client no longer satisfies all
minimum investment requirements for the class of
shares of a Fund held by the client as of any date,
the Fund at any time without notice may convert the
client's shares to the class it is then offering bearing
the lowest Shareholder Service Fee for which the
client satisfies all minimum investment
requirements (or, if the Fund has no such class, the
class of that Fund bearing the highest Shareholder
Service Fee) if:
?	The Manager believes the
client has engaged in an
abusive pattern of
investments and/or
redemptions (e.g., a large
investment just before a
Determination Date and a
redemption right after the
Determination Date); or
?	The client fails to meet the
applicable Total Fund
Investment or Total GMO
Investment minimums by
the time specified in the
client's commitment letter;
or
?	The total expense ratio
borne by client immediately
following the conversion is
equal to or less than the total
expense ratio borne by client
immediately prior to such
conversion (after giving
effect to any applicable fee
and expense waivers or
reimbursements).
      Shares of one class will always convert into shares of another class on the basis of the relative net asset value of the two classes, without the imposition of any sales load, fee or other charge.
The conversion of a client's investment from one class of shares to another is not a taxable event, and will not result in the realization of gain or loss that may exist in Fund shares held by the client. The client's tax basis in the new class of shares will equal its basis in the old class before conversion.
The conversion of shares from one class to another class of shares may be suspended if the opinion of counsel obtained by the Fund that the conversion does not constitute a taxable event under current federal income tax law is no longer available.
	Special Rules for Shareholders of Accounts
Since May 31, 1996. Certain special rules will be applied by the Manager with respect to clients for whom GMO managed assets prior to the creation of multiple classes on May 31, 1996. Any client that has been a continuous shareholder of GMO Foreign
Fund or GMO International Intrinsic Value Fund since May 31, 1996 (prior to the issuance of multiple classes of shares) will be eligible indefinitely to remain invested in Class III shares of that Fund.
	Notwithstanding the foregoing special rules applicable to clients owning shares of the Funds on May 31, 1996, such clients shall always be eligible to remain in and/or be converted to any class of shares of the relevant Fund with a lower
Shareholder Service Fee which the client would be eligible to purchase pursuant to the eligibility requirements set forth elsewhere in this Plan or in the Prospectus.
Class MF:
      Supplemental Support Fees.  Class MF
Shares are subject to a supplemental support fee
("Supplement Support Fee") for support (other than personal services or services in connection with the maintenance of shareholder accounts described in the "Shareholder Service Fees" section above) provided to the shareholders of Class MF Shares.
      Conversion Features.  Clients holding Class
MF Shares are not currently eligible to convert their Class MF Shares to any other class of shares offered by the Trust.
Allocations to Each Class
Expense Allocations:
      Shareholder Service Fees payable by the
Trust to the shareholder servicer of the Trust's shares (the "Shareholder Servicer") shall be allocated, to the extent practicable, on a class-by-class basis, excluding Class MF Shares, which pay no Shareholder Service Fees. In addition, all
Supplemental Support Fees payable by the Trust to the supplemental support provider (the "Support
Provider") in respect of its Class MF Shares shall be allocated exclusively to Class MF Shares. Subject to the approval of the Trust's Board of Trustees, including a majority of the independent Trustees, the following "Class Expenses" may (if such expense is properly assessable at the class level) in the future be allocated on a class-by-class basis: (a) transfer agency costs attributable to each class, (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific Class, (c) SEC registration fees incurred with respect to a specific class, (d) blue sky and foreign registration fees and expenses incurred with respect to a specific class,
(e) the expenses of personnel and services required to support shareholders of a specific class
(including, but not limited to, maintaining telephone lines and personnel to answer shareholder inquiries about their accounts or about the Trust), (f) litigation and other legal expenses relating to a specific class of shares, (g) Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares, (h) accounting and consulting expenses relating to a specific class of shares, (i) any fees imposed pursuant to a non-Rule
12b-1 shareholder service or support plan that relate to a specific class of shares, and (j) any additional expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount with respect to a class, or if services are provided with respect to a class, or if services are provided with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.
      All expenses not now or hereafter
designated as Class Expenses ("Fund Expenses") will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the relevant Fund.
      However, notwithstanding the above, a Fund may allocate all expenses other than Class Expenses on the basis of any methodology permitted by Rule
18f-3(c) under the Act, provided, however, that until such time as this Plan is amended with respect to the Fund's allocation methodology, the Fund will allocate all expenses other than Class Expenses on the basis of relative net assets.

Waivers and Reimbursements:

      The Manager, the Shareholder Servicer, the
Funds' distributor, and the Support Provider may choose to waive or reimburse Shareholder Service
Fees, Supplemental Support Fees, or any other
Class Expenses on a voluntary or temporary basis.
Income, Gain and Loss Allocations:
      Income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the relevant Fund.
      Each Fund may allocate income and realized and unrealized capital gains and losses to each share based on any methodology permitted by Rule 18f-
3(c) under the Act, consistent with the provisions set forth in "Expense Allocations" above.
Redemptions at the Option of the Trust
      Notwithstanding anything to the contrary in this Plan, pursuant to Article VI, Section 4 of the Trust's Amended and Restated Agreement and
Declaration of Trust, the Trust has the right to redeem unilaterally any shareholder of the Trust (i) if at such time such shareholder owns shares of any Fund or class thereof having an aggregate net asset value of less than an amount determined from time to time by the Trustees or (ii) to the extent that such shareholder owns shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding shares of the Trust or of any Fund or class thereof.
Dividends
      Dividends paid by the Trust with respect to any class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any Shareholder Service Fee or Supplemental
Support Fee payments relating to a class of shares will be borne exclusively by that class and, if applicable, Class Expenses relating to a class shall be borne exclusively by that class.
Voting Rights
      Each share of the Trust entitles the
shareholder of record to one vote. Each class of shares of the Trust will vote separately as a class on matters for which class voting is required under applicable law.
Amendments
      The Plan may be amended from time to time in accordance with the provisions and requirements of Rule 18f-3 under the Act.



Adopted this 20th day of June, 2014


By:/s/ Jason Harrison
    Name:	Jason Harrison
    Title:	Clerk




S
chedule 3.6 to Declaration of Trust

Series
GMO U.S. Equity Allocation Fund
GMO Quality Fund
GMO International Large/Mid Cap Equity Fund
GMO International Equity Fund
GMO Developed World Stock Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Tax-Managed International Equities Fund
GMO Core Plus Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO International Equity Allocation Fund
GMO International Developed Equity Allocation
Fund
GMO Global Equity Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Asset Allocation Fund
GMO Strategic Opportunities Allocation Fund
GMO Benchmark-Free Allocation Fund
GMO Alpha Only Fund
GMO SGM Major Markets Fund
GMO Debt Opportunities Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
GMO U.S. Treasury Fund
GMO Asset Allocation Bond Fund
GMO High Quality Short-Duration Bond Fund
GMO Emerging Domestic Opportunities Fund
GMO Benchmark-Free Fund
GMO Global Focused Equity Fund
GMO Resources Fund
GMO Implementation Fund
GMO Risk Premium Fund
GMO Special Opportunities Fund
GMO GAAR Implementation Fund





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